As filed with the Securities and Exchange Commission on May 29, 2015

Registration No. 333-201594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NRG YIELD, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	46-177204 (I.R.S. Employer Identification Number)

211 Carnegie Center

Princeton, New Jersey 08540

(609) 524-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Hill

Executive Vice President and General Counsel

211 Carnegie Center

Princeton, New Jersey 08540

(609) 524-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gerald T. Nowak, P.C.

Paul D. Zier

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public:

Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-3 (the “Registration Statement”) of NRG Yield, Inc. (the “Registrant”):

File No. 333-201594, pertaining to the registration of 9,449,447 shares of the Registrant’s Class A common stock.

The offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant registered but remaining unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, State of New Jersey, on May 29, 2015.

NRG Yield, Inc.

By:	/s/ BRIAN E. CURCI
	Name:	Brian E. Curci
	Title:	Secretary